Exhibit 99.2

KIT DIGITAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 On March 22, 2010, KIT digital, Inc., a Delaware corporation (“KIT digital” or the “Company”), filed a Current Report on Form 8-K (the “October 8-K”) to report the company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) on March 16, 2010 with KIT 2010 Corporation, a Delaware Corporation and wholly-owned subsidiary of KIT digital, Multicast Media Technologies, Inc., a Delaware corporation (“Multicast”) and the stockholder representative.

On March 16, 2010, KIT digital, KIT 2010 Corporation, Multicast and the stockholder representative of Multicast, entered into the Merger Agreement.  Under the Merger Agreement, Multicast merged with and into KIT 2010 Corporation and as a result of such merger KIT digital became the sole stockholder of Multicast as of the effective date of March 16, 2010.  Multicast stockholders received in exchange for their capital stock in Multicast 1,312,034 shares of KIT digital common stock (the “Merger Shares”), after giving effect to adjustments for assumption by KIT digital of existing indebtedness and other liabilities of Multicast in the amount of approximately $5,927,000 and approximately $4,750,000 in cash (the “Cash Consideration”). The merger consideration is subject to adjustment upwards or downwards to the extent that the closing working capital of Multicast changes from the estimate. The Cash Consideration and Merger Shares were delivered as follows: (i) $4,000,000 in cash and 842,500 shares of our stock promptly following the closing; and (ii) a “holdback amount” of an additional $746,000 in cash and 469,534 shares of KIT digital common stock, less any amount used by KIT digital to offset negative working capital and satisfy indemnity claims as described below, will be delivered to such stockholders not later than one year after the closing or such later date as all indemnity claims have been resolved. Of the total “holdback amount,” $712,000 in cash and 196,798 Merger Shares will be used to offset any negative working capital balance of Multicast as of the effective date of the merger. The remaining $34,000 in cash and 272,736 Merger Shares being held back by KIT digital will be used to indemnify KIT digital against any breaches of representations, warranties and covenants by Multicast, as well as against certain additional specified liabilities. The gross consideration paid by KIT digital for the acquisition of Multicast was $17.9 million which represents 1,312,034 shares at $10 per share or $13,120,000 and cash consideration of $4,746,000 less working capital adjustment.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of KIT digital and the condensed balance sheet of Multicast as of December 31, 2009. The unaudited pro forma condensed combined balance sheet reflects the gross consideration paid by KIT digital for the acquisition of Multicast of $17.9 million assuming the transaction had been completed on December 31, 2009.

The unaudited pro forma condensed combined statement of operations was prepared by combining the condensed statement of operations of KIT digital and the condensed statement of operations of Multicast for the year ended December 31, 2009 as if the acquisition was effective January 1, 2009.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of KIT digital, as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form10-K filed April 5, 2010 and in conjunction with the separate financial statements and related notes thereto of Multicast included as Exhibit 99.1 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. In the opinion of KIT’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to KIT’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of December 31, 2009
(in thousands of USD)

	Historical		Pro Forma		Pro Forma
	KIT digital	Multicast			Combined
	December 31,	December 31,			December 31,
	2009	2009	Adjustments		2009
ASSETS
Cash and cash equivalents	$6,791	$637	$(4,746	)A	$2,682
Other current assets	23,348	852			24,200

Total current assets	30,139	1,489	(4,746)		26,882
Intangible assets, net	8,086		1,800	B	9,886
Goodwill	36,492		20,529	C	57,021
Other non-current assets	5,697	1,678			7,375

Total assets	$80,414	$3,167	$17,583		$101,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$46,046	$7,131	$		$53,177
Non-current liabilities	377	136			513

Total liabilities	46,423	7,267	-		53,690
Stockholders’ equity	33,991	(4,100)	13,114	A
			4,100	D
			369	E	47,474

Total liabilities and stockholders’ equity	$80,414	$3,167	$17,583		$101,164

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(in thousands of USD, except per share data)

	Historical		Pro Forma		Pro Forma
	KIT digital	Multicast			Combined
	Year ended	Year ended			Year ended
	December 31, 2009	December 31, 2009	Adjustments		December 31, 2009
Revenue	$47,284	$13,355	$		$60,639

Operating expenses	58,443	14,413	307	F	73,163

(Loss) from operations	(11,159)	(1,058)	(307)		(12,524)
Interest and other income	50				50
Interest and other expense	(529)	(518)			(1,047)
Amortization of deferred financing costs and debt discount	(1,175)				(1,175)
Derivative (expense) income	(6,015)				(6,015)

Net (loss) before income taxes	(18,828)	(1,576)	(307)		(20,711)
Income tax expense	(1,114)				(1,114)

Net (loss) available to common shareholders	$(19,942)	$(1,576)	$(307)		$(21,825)

Basic and diluted net (loss) per common share	$(3.03)				$(2.77)
Weighted average common shares outstanding, basic and diluted	6,573,970				7,886,004

 See accompanying notes to unaudited pro forma condensed combined financial statements

KIT DIGITAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Purchase Price to Acquire Multicast

The aggregate cost of the acquisition of Multicast was approximately $17.9 million. We have allocated the aggregate cost of the acquisition to Multicast’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost of the acquisition over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the preliminary allocation of the aggregate cost of the acquisition. The final purchase price allocation will depend upon the final valuation of the assets acquired and the liabilities assumed. Consequently, the actual allocation of the purchase price could differ from that presented herein.

Aggregate Cost of the Acquisition
($ in thousands)
Intangible assets—developed technology	$200
Intangible assets—customer relationships	1,600
Acquired assets and liabilities, net	(4,469)
Goodwill	20,529

Total	$17,860

Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments on the attached unaudited pro forma condensed combined balance sheets include the following:

A.)
Represents the gross consideration paid by KIT digital for the acquisition of Multicast of $17.9 million which represents stock consideration of 1,312,034 shares at $10 per share or $13,120,000 and cash consideration of $4,746,000 less working capital adjustment.

B.)	Represents the estimated fair value of intangible assets separately identifiable from goodwill as of the acquisition of $1.8 million.

C.)	Represents goodwill, which is the excess of the purchase price over the net estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed.

D.)	Represents the elimination of Multicast’s historical equity accounts.

E.)	Represents an adjustment for the change in equity from December 31, 2009 to the acquisition date of March 16, 2010.

Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments on the attached unaudited pro forma condensed combined statements of operations include the following:

F.)
Represents the increase in amortization of intangible assets based on the estimated fair value of acquired intangible assets. We preliminarily identified approximately $1.6 million of amortizable intangible assets for customer relationships with an estimated useful life of approximately 6 years and $200,000 of developed technology with an estimated useful life of approximately 5 years. Amortization of these assets will be recorded to operating expenses depending on the type of asset. The purchase price allocation for Multicast is preliminary and will be finalized upon receipt of a final valuation report.